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EXHIBIT 21.1

Subsidiaries of Synopsys, Inc.

Name	Jurisdiction of Incorporation
Accelerant Networks, Inc.	California
Analogy UK Ltd.	United Kingdom
Angel HiTech Limited	Bermuda
Avant! China Holdings, Ltd.	Bermuda
Avant! Corporation GmbH	Germany
Avant! Corporation Limited	United Kingdom
Avant! Europe Manufacturing Ltd.	Ireland
Avant! France SARL	France
Avant! Global Technologies Ltd.	Ireland
Avant! International Distribution Ltd.	Ireland
Avant! Korea Co., Ltd.	Korea
Avant! LLC	Delaware
Avant! Microelectronics (Shanghai) Company Limited	China
Avant! Software (Israel) Ltd.	Israel
Avant! Taiwan Holdings, Ltd.	Bermuda
Avant! UK Ltd.	United Kingdom
Avant! Worldwide Holdings, Ltd.	Bermuda
Avanticorp Hong Kong Limited	Hong Kong
Cascade Semiconductor Solutions, Inc.	Oregon
CIDA Technology, Inc.	California
Co-Design Automation Ltd.	United Kingdom
Compass Design Automation International, B.V.	the Netherlands
inSilicon Corporation	Delaware
inSilicon Limited	United Kingdom
Integrated Systems Engineering, Inc	California
Integrated Systems Engineering (Shanghai) Co., Ltd.	China
ISE Integrated Systems Engineering AG	Switzerland
ISE Integrated Systems Engineering Japan Ltd.	Japan
Maude Avenue Land Corporation	Delaware
Nihon Synopsys K.K.	Japan
North Acquisition Sub, Inc.	Delaware
Numerical Technologies, Inc.	Delaware
Progressant Technologies, Inc.	California
Synopsys (India) EDA Software Private Limited	India
Synopsys (India) Private Limited	India
Synopsys (Northern Europe) Limited	United Kingdom
Synopsys (Singapore) Pte. Limited	Singapore
Synopsys Arda CJSC	Armenia
Synopsys Canada Holdings ULC	Canada
Synopsys Canada Holdings, Inc.	Delaware
Synopsys Canada ULC	Canada
Synopsys Denmark ApS	Denmark
Synopsys Finland OY (Smartech)	Finland
Synopsys GmbH	Germany
Synopsys Holding Company	Delaware
Synopsys International Inc. (FSC)	Barbados
Synopsys International Limited	Ireland
Synopsys International Old Limited	Ireland

Synopsys International Services, Inc.	Delaware
Synopsys Ireland Limited	Ireland
Synopsys Ireland Resources	Ireland
Synopsys Israel Limited	Israel
Synopsys Italia s.r.l.	Italy
Synopsys Korea, Inc. (Yuhan Hoesa Synopsys Korea)	Korea
Synopsys Merger Holdings, LLC	Delaware
Synopsys Netherlands BV	the Netherlands
Synopsys SARL	France
Synopsys Scandinavia AB	Sweden
Synopsys Taiwan Limited	Taiwan
Technology Modeling Associates Limited	United Kingdom
Viewlogic Systems Limited	United Kingdom
Xynetix Design Systems Limited	United Kingdom

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  EXHIBIT 21.1